Exhibit 10.3
Execution Version
INTEREST GUARANTY
This INTEREST GUARANTY (this “Guaranty”), dated as of September 14, 2020, is made by ALEXANDER’S, INC., a Delaware corporation, having an address at c/o Alexanders, Inc., 210 Route 4 East, Paramus, New Jersey 07652 (the “Guarantor”), to JPMORGAN CHASE BANK, N.A., a national banking association (together with its successors and/or assigns, the “Administrative Agent”), as administrative agent for the benefit of the “Lenders” (each a “Lender” and collectively, together with each of their successors and/or assigns, the “Lenders”) under that certain Loan Agreement hereinafter defined.
RECITALS:
WHEREAS, pursuant to a certain Loan Agreement, dated as of August 5, 2015, by and among 731 Retail One LLC, a Delaware limited liability company, and 731 Commercial LLC, a Delaware limited liability company (jointly, severally and collectively, the “Borrower”), the Administrative Agent and the lenders party thereto, as amended by that certain Waiver and Amendment No. 1 to Loan Agreement, dated as of October 10, 2019, by and among the Borrower, the Administrative Agent and the Lenders and consented to by the Guarantor, as further amended by that certain letter agreement dated August 19, 2020, by and among, the Borrower, the Administrative Agent and the Lenders, and consented to, acknowledged and agreed by the Guarantor (as amended, the “Initial Loan Agreement”), the Lenders made a loan in the principal amount of $350,000,000 (the “Loan”);
WHEREAS, concurrently herewith the Borrower, the Guarantor, the Administrative Agent and the Lenders are entering into that certain Omnibus Amendment to Loan Documents and Reaffirmation of Borrower and Guarantor dated as of the date hereof (the “Omnibus Amendment”; the Initial Loan Agreement, as amended by the Omnibus Amendment, and as may be further amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), which Omnibus Amendment, amends the Loan Agreement to, among other things, extend the maturity date of the Loan;
WHEREAS, the Guarantor has derived financial and other benefits from the Loan and expects to derive financial and other benefits from the modification to the Loan as set forth in the Omnibus Amendment;
WHEREAS, it is a condition to the Administrative Agent and the Lenders executing the Omnibus Amendment that the Guarantor execute and deliver this Guaranty to the Administrative Agent for the benefit of the Lenders, and the Lenders are unwilling to enter into the Omnibus Amendment unless this Guaranty is so delivered by the Guarantor; and
WHEREAS, any capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Loan Agreement.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Lenders to enter into the Omnibus Amendment, the Guarantor hereby agrees for the benefit of the Administrative Agent and the Lenders as follows:
1.Guaranty
Subject to the terms and conditions set forth herein, the Guarantor absolutely and unconditionally guarantees to the Administrative Agent and the Lenders and their successors, endorsees and assigns, the prompt payment when due of all interest accruing on the unpaid principal amount of the Loan (including interest accruing before or after maturity or acceleration of the Loan or before or after the commencement of any bankruptcy or insolvency proceeding by or against the Borrower, whether or not allowed in such proceeding) (collectively, the “Interest Guaranteed Obligations”); provided, however, the Interest Guaranteed Obligations shall exclude (w) interest accruing at the Default Rate (for the avoidance of doubt, the foregoing exclusion shall not limit or restrict
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the Guarantor’s obligations hereunder to pay the Default Rate Guaranteed Obligations (as defined below)), (x) interest accruing on any protective advances made by the Administrative Agent or any Lender or any other increases or additions to the Loan (including, without limitation, pursuant to Section 11.3 of the Loan Agreement) not expressly requested by the Borrower and memorialized in an amendment to the Loan Agreement (and the term “unpaid principal amount” as used in this paragraph and the final paragraph of this Section 1 shall exclude any protective advances, increases or additions), (y) amounts owing under Section 2.8 of the Loan Agreement, and (z) amounts owing under Section 2.9 of the Loan Agreement (except to the extent amounts owing under Section 2.9 of the Loan Agreement are owing on account of Eurodollar Borrowings having an Interest Period of greater than one month, which such amounts shall be deemed Interest Guaranteed Obligations).
The Guarantor acknowledges that one or more demands for payment may be made under this Guaranty.
Notwithstanding anything to the contrary set forth herein, the Guarantor shall only be liable for the Interest Guaranteed Obligations that accrue or are incurred prior to the earliest of (a) repayment in full of the Loan and all other sums due in connection therewith, (b) completion of a foreclosure of the Mortgage with respect to the Mortgaged Property, and (c) the date the Borrower has made a Valid Tender (as defined below) to the Administrative Agent, or its successor or assignee, or nominee or designee of any of the foregoing (the Administrative Agent or such successor, assignee, nominee or designee, a “Successor Owner”) of an assignment and conveyance of the Mortgaged Property (the “Property Conveyance”). The Guarantor shall cause the Borrower to provide the Administrative Agent with a minimum of forty-five (45) calendar days’ notice (the “Tender Notice”) of its intention to so tender the Property Conveyance to a Successor Owner and no tender of a Property Conveyance shall be a Valid Tender unless, in addition to the full satisfaction of the other conditions set forth in the remainder of this Section 1, such Tender Notice has been given; provided, however, (i) except as provided in the immediately following subclause (ii), no Tender Notice may be provided hereunder until the occurrence of an Event of Default that is continuing at the time the Tender Notice is provided, and (ii) if no Event of Default shall then be continuing, a Tender Notice may be provided not more than one hundred and twenty (120) days prior to the Maturity Date, provided that a Valid Tender pursuant to such Tender Notice shall not occur prior to the later of (x) the forty-fifth (45th) day after delivery of such Tender Notice and (y) the occurrence of an Event of Default on the Maturity Date by reason of the Borrower’s failure to repay the outstanding principal of the Loan on the Maturity Date. For clarity, the Borrower shall have the right to revoke a Tender Notice, provided that any subsequent Tender Notice provided after such revocation shall be irrevocable. The Administrative Agent shall reasonably cooperate with the Guarantor and the Borrower in a prompt and diligent manner regarding the Borrower’s satisfaction of the Tender Conditions (as defined below) that are expressly conditioned upon being satisfactory or acceptable to the Administrative Agent, including confirming whether any deliverables are satisfactory or acceptable as presented and, if not, providing explanations as to why any deliverable is not satisfactory or acceptable, provided that no such confirmation or explanation shall be required in order for the Borrower and the Guarantor to perform a Valid Tender hereunder if the relevant deliverable otherwise meets the standard of satisfaction or acceptance expressly required hereunder. Furthermore, following the delivery of a Tender Notice permitted to be delivered hereunder, the Borrower from time to time may certify to the Administrative Agent in writing that the Borrower, to the best of its actual knowledge, has satisfied all of the Tender Conditions, or one or more specified Tender Conditions, and, concurrently with that certification or thereafter, request in writing for the Administrative Agent to confirm to the Borrower, in the Administrative Agent’s reasonable judgment based on its actual knowledge, that all of the Tender Conditions, or such specified Tender Conditions, have been satisfied, and the Administrative Agent shall so confirm to the Borrower reasonably promptly after receiving such written request unless the Administrative Agent believes in its reasonable judgment based on its actual knowledge that any such Tender Condition has not been satisfied, in which case, the Administrative Agent shall reasonably promptly after receiving such written request from the Borrower provide explanations as to why the Administrative Agent believes such Tender Condition has not been satisfied, provided that no such certification or request from the Borrower, or response by the Administrative Agent to such certification or request, shall be required in order for the Borrower and the Guarantor to perform a Valid Tender hereunder if the Tender Conditions have otherwise been satisfied. Without limiting the Guarantor’s obligations hereunder to pay the Default Rate Guaranteed Obligations, upon the occurrence of any one of the events described in clauses (a), (b) or (c), upon written request of the Guarantor, the Administrative Agent shall confirm that such event has occurred and that no further Interest Guaranteed Obligations accrue, but this shall not be a release of any accrued and unpaid Interest Guaranteed Obligations, nor shall the failure of the Administrative Agent to so confirm

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abrogate the occurrence of such event and the termination of the further accrual of the Interest Guaranteed Obligations. For purposes hereof, a “Valid Tender” shall occur upon the full satisfaction of the last of all of the following conditions (the “Tender Conditions”):
(A)As of the date of, and immediately prior to, the Property Conveyance, no Lien for which the Guarantor is liable under the Leasing Costs Guaranty, dated as of the date hereof, made by the Guarantor to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time (the “Leasing Costs Guaranty”), or under any other Loan Document executed and delivered by the Guarantor encumbers the Mortgaged Property or any part thereof, and all contractors, subcontractors, suppliers and other Persons performing work at the Borrower’s request in connection with the Project the payment of which is Guarantor’s liability under the Leasing Costs Guaranty or under any other Loan Document executed and delivered by the Guarantor have been paid in full for work done to a date not earlier than thirty (30) days prior to the Valid Tender, except for items in dispute, and, as to such disputed items, the Guarantor or the Borrower shall (1) have provided a bond (reasonably acceptable to the Administrative Agent) sufficient to discharge a lien for the disputed amount, or (2) pursuant to documentation reasonably acceptable to the Administrative Agent and the Borrower, provided cash collateral to the Administrative Agent in an amount equal to the amount sought to be recovered by the applicable contractor.
(B)The Property Conveyance shall be effected by the Borrower’s execution (as applicable) and delivery to the Administrative Agent of the following documents, originals of which shall accompany the Tender Notice (it is specifically understood that the Property Conveyance shall include “anti-merger” language setting forth the intention of the parties that the lien of the Mortgage not be extinguished, unless otherwise requested by the Administrative Agent, and, upon the Administrative Agent’s request, the grantee under the Property Conveyance shall be the Successor Owner, provided that, absent notice given by the Administrative Agent to the Borrower prior to the delivery of the Tender Notice, for purposes of a Valid Tender, the Borrower may execute and deliver in blank the following documents and, to the extent applicable, any other documents required in connection with the Property Conveyance and shall include the above-described “anti-merger” language, it being agreed that subsequent to a Valid Tender the Borrower shall, upon the Administrative Agent’s request, complete the documents delivered in blank with the name of the Successor Owner identified by the Administrative Agent and remove such “anti-merger” language, but in any event the Administrative Agent may so complete the documents and/or remove such language and the Borrower hereby irrevocably authorizes the Administrative Agent to do so without any further action or notice to the Borrower):
i.a bargain and sale deed without covenant as to grantor’s act or similar warranties or recourse, in recordable form, with respect to the Borrower’s fee interest in the Mortgaged Property, granting to the grantee all of the Borrower’s right, title and interest in and to the Mortgaged Property, which deed shall convey fee title, free from Liens for which Guarantor is otherwise liable under the Leasing Costs Guaranty or under any other Loan Document executed and delivered by the Guarantor;
ii.an absolute assignment to the grantee in recordable form, without warranty, representation or recourse, of all of the Borrower’s right, title and interest in and to the leases, contracts, licenses and entitlements relating to the Property;
iii.a certificate as to the Borrower’s non-foreign status; and
iv.a bill of sale (to the extent the Borrower owns any personal property at the Mortgaged Property), without warranty, representation or recourse.
(C)The Administrative Agent shall have received:

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i.copies of all material service, maintenance and construction contracts relating to the Mortgaged Property in Borrower’s or its Affiliate’s possession or control that have not previously been delivered to the Administrative Agent;
ii.a listing of payables, receivables and security deposits relating to the Mortgaged Property (provided that, so long as the Borrower shall have used good faith efforts to prepare such listing, the omission of one or more of such items (if such item is non-material) shall not constitute a failure of this requirement);
iii.each survey of the Mortgaged Property in the Borrower’s or its Affiliate’s possession or control that has not been previously delivered to the Administrative Agent (including in connection with the origination of the Loan);
iv.any necessary consents of members or other constituent entities of the Borrower to effect the tender of the Mortgaged Property in accordance herewith;
v.a written estoppel addressed to the Administrative Agent (on behalf of the Lenders) from the “Office Board” as defined in the Condominium Documents confirming that the Borrower is not in default of any of its material obligations under the Condominium Documents, except to the extent such default is the result of insufficient cash flow from the Mortgaged Property or, during a Cash Management Period, the result of the Administrative Agent’s unwillingness to apply cash flow from the Mortgaged Property, including cash flow delivered by or on behalf of the Borrower to the Administrative Agent upon the commencement of the Cash Management Period, to the payment of the same;
vi.a written summary of all then material pending litigation involving either or both of the Borrower and the Guarantor; and
vii.except to the extent previously delivered to the Administrative Agent, all material items of personal property of the Borrower located upon and used in connection with the operation of the Mortgaged Property, together with all leases, lease correspondence, keys, combination to locks, plans and specification, certificates of occupancy, and all occupancy, construction and operation files related to the Mortgaged Property, all to the extent any of the above exist and are in the possession or control of the Borrower or its Affiliate (subject, with respect to any such personal property that is leased or licensed by the Borrower, to the terms of such leases or licenses), provided that delivery of one or more of the items described in this clause (vii) may be effected by the Borrower’s tender of delivery to the Administrative Agent (which tender may be made by leaving the same at locations within the Mortgaged Property specifically identified to the Administrative Agent), regardless whether the Administrative Agent accepts the same.
(D)As of the date of a Valid Tender, (x) the Borrower and the Guarantor shall deliver a written release to the Administrative Agent and the Lenders from any and all claims, actions and liabilities of any nature which the Borrower or the Guarantor may have against the Administrative Agent or any of the Lenders in relation to the Loan Documents (collectively, “Claims”); provided, however, the foregoing shall not in any manner be deemed a release or waiver of (1) any defense the Guarantor may otherwise have to or in respect of any Claim brought in any action or proceeding brought against the Guarantor by the Administrative Agent or any Lender under or in respect of this Guaranty, the Leasing Costs Guaranty, the Non-Recourse Exceptions Guaranty, dated as of August 5, 2015, made by the Guarantor to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time (the “Non-Recourse Carveout Guaranty”), the Environmental Indemnity and/or any other Loan Document or otherwise in connection with the Loan or the Mortgaged Property and which defense is permitted and not otherwise expressly waived pursuant to and in accordance with the terms of this Guaranty or the other Loan Documents or otherwise in writing, and (2) any Claims against the

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Administrative Agent, the Lenders or any other released party to the extent such Claims arise out of or relate to any obligations of the Administrative Agent hereunder or under the other Loan Documents (or any documents delivered pursuant to this Section 1) to be performed on or after the date of the Valid Tender and which Claim is permitted and not otherwise expressly waived pursuant to and in accordance with the terms of this Guaranty or the other Loan Documents (however this clause (2) shall not apply to Claims against any released party in respect of obligations of the owner of the Mortgaged Property that involve matters first arising prior to the date of Valid Tender), and (y) the Administrative Agent and the Lenders shall (subject to the provisions of Section 6 below) release the Guarantor from any and all claims, actions and liabilities arising out of the Interest Guaranteed Obligations other than those described in clause (E) below which have not been satisfied as of the date of the Valid Tender or which are then being contested by the Borrower or the Guarantor (which release may be provided by the Administrative Agent on behalf of the Lenders). Copies of the proposed documents referred to in this clause (D) shall accompany the Tender Notice or be provided within a reasonable period of time thereafter (but in any event no later than ten (10) Business Days thereafter), and all must be in form reasonably satisfactory to the Administrative Agent.
(E)The Administrative Agent and the Lenders shall receive payment of all obligations then owing by the Guarantor as of the date of the Valid Tender under the Environmental Indemnity, if any, this Guaranty, the Leasing Costs Guaranty, the Non-Recourse Carveout Guaranty and the other Loan Documents to which Guarantor is a party, excluding, in each case, any obligations (other than the Interest Guaranteed Obligations) which are then being contested in good faith by the Borrower and/or the Guarantor. Promptly following its receipt of a Tender Notice, the Administrative Agent shall provide the Borrower with an estimated calculation of the amount payable pursuant to this clause (E).
(F)The Administrative Agent shall receive (including through Section 4.5(b) of the Loan Agreement) all Excess Cash Flow generated from and after the Event of Default which caused a demand for payment under this Guaranty, if any, and all Excess Cash Flow generated prior to such Event of Default that has not been distributed in accordance with Section 9.22 of the Loan Agreement as of such Event of Default, together with any accruals for real estate taxes that were made by the Borrower pursuant to the definition of Excess Cash Flow contained in the Loan Agreement and not applied by the Borrower to the payment of real estate taxes.
(G)The Administrative Agent shall receive a written confirmation and agreement from the Borrower that in the event the Administrative Agent elects subsequent to a Valid Tender to exercise remedies under the Mortgage and foreclose on the Mortgaged Property, none of the Borrower, the Guarantor or any other Affiliate of the Borrower shall file an answer in any such foreclosure action, or contest, attempt to stay or raise any defense in such foreclosure action.
(H)The Administrative Agent shall receive an amount (if a positive number) equal to: (x) all Operating Expenses that have accrued and are unpaid as of the earlier of the date that is (A) the date of Valid Tender and (B) the date of commencement of a Cash Management Period (the earlier of the dates in clauses (A) and (B), the “Expense Determination Date”), less (y) all amounts collected from the Borrower pursuant to Section 4.5(b) of the Loan Agreement, and less (z) (without duplication of the amounts described in clause (y) above) all amounts in the Restricted Account and in the Cash Management Account (without duplication of the amounts in the Restricted Account that are moved to the Cash Management Account) from and after the Expense Determination Date that have not been moved to the Borrower’s Account. The Borrower’s and the Guarantor’s obligation under this clause (H) will in no event exceed the aggregate amount of the distributions made to Borrower’s owners from cash flow of the Mortgaged Property during the period commencing eighteen (18) full calendar months prior to the Expense Determination Date.
If the Administrative Agent, on the one hand, and the Borrower or the Guarantor, on the other, shall disagree as to one or more payments to be made to the Administrative Agent hereunder for the satisfaction of a condition to a Valid Tender, then (i) the Borrower or the Guarantor shall pay over to the Administrative Agent, on account of the amounts due, the amounts claimed by the Borrower or the Guarantor to be the correct amounts, (ii)

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any such condition, solely for purposes of determining the Valid Tender, shall be deemed satisfied, (iii) the Guarantor and the Borrower shall be jointly and severally liable to the Administrative Agent, on behalf of the Lenders, for the payment of any additional amounts determined to be owed in accordance with the provisions below, and (iv) the dispute shall be submitted for settlement by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The dispute shall be heard by a single arbitrator, unless the additional amounts claimed by the Administrative Agent exceed in the aggregate $1,000,000, in which case the dispute shall be heard by a panel of three arbitrators. The place of arbitration shall be New York, New York. The arbitration shall be governed by the laws of the State of New York. Each party will, upon written request of the other party, promptly provide the other with copies of all relevant documents. There shall be no other discovery allowed. The arbitration will be based on the submission of documents and there shall be no in-person or oral hearing. The award shall be made within three (3) months of the filing of the notice of intention to arbitrate (demand), and the arbitrator(s) shall agree to comply with this schedule before accepting appointment. However, this time limit may be extended by the arbitrator(s) for good cause shown, or by mutual agreement of the parties. The arbitrator(s) will have no authority to award punitive or other damages not measured by the prevailing party's actual damages, except as may be required by statute. The arbitrator(s) shall not award consequential damages in any arbitration initiated under this section. Any award in an arbitration initiated under this clause shall be limited to monetary damages and shall include no injunction or direction to any party other than the direction to pay a monetary amount. The prevailing party shall be entitled to an award of reasonable attorney fees and costs.
Nothing contained herein shall be construed so as to obligate the Administrative Agent to accept the Property Conveyance (and no recording of the Property Conveyance by the Borrower shall occur until the Borrower and the Guarantor shall have received written acceptance thereof from the Administrative Agent), and written notice by the Administrative Agent of its election to reject the Property Conveyance shall constitute a termination and cancellation of the Property Conveyance (and the same shall be void ab initio) and ownership of the Mortgaged Property shall remain with the Borrower so long as such written notice does not indicate that the Administrative Agent intends to pursue foreclosure of the Mortgage; provided, however, that such rejection of the Property Conveyance shall not impair the existence of the Valid Tender and the release of the Guarantor of the Interest Guaranteed Obligations accruing after the Valid Tender if the conditions to such Valid Tender have otherwise been fully satisfied. Notwithstanding anything contained herein, in the event that a Valid Tender occurs, the Property Conveyance is recorded, and thereafter the conveyance of the Mortgaged Property is set aside or otherwise invalidated for any reason (whether pursuant to bankruptcy proceedings or otherwise), the limitation of obligations described in clause (c) of the first sentence of third paragraph of this Section 1 shall not be effective and such Valid Tender shall be void ab initio and the Guarantor shall be fully liable for all of the Interest Guaranteed Obligations as if such Valid Tender had never occurred and the Mortgaged Property had never been conveyed (a “Reinstatement”); provided, however, a Reinstatement shall not occur if (a) the Property Conveyance is set aside or invalidated in an involuntary bankruptcy of the Borrower or otherwise as a result of any action of any type, whether similar or dissimilar to an involuntary bankruptcy, brought by a Person other than the Borrower or an Affiliate of the Borrower, (b) the Administrative Agent provides its written agreement or consent to the set aside or invalidation of the Property Conveyance, or (c) the Administrative Agent has not timely and in a reasonably diligent manner asserted defenses available to it against such set aside or invalidation. The provisions of this paragraph will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon the limitation of the Interest Guaranteed Obligations, and any such contrary action so taken will be without prejudice to the Administrative Agent’s and the Lenders’ rights hereunder and will be deemed to have been conditioned upon the conveyance of the Mortgaged Property to a Successor Owner having become final and irrevocable, except where Reinstatement is not required as set forth above.
In the event that the Interest Guaranteed Obligations are limited pursuant to the provisions set forth above, it is expressly understood and agreed that nothing contained herein shall be construed so as to limit, modify or otherwise adversely affect the obligations and liabilities of the Guarantor with respect to any continuing liability in respect of the Environmental Indemnity, the Leasing Costs Guaranty, the Non-Recourse Carveout Guaranty or any other Loan Document to which the Guarantor is a party. Notwithstanding the foregoing or anything to the contrary contained herein or in any of the other Loan Documents, by its acceptance hereof, the Administrative Agent and each Lender hereby agree that any actual or attempted Property Conveyance by the Borrower or the Guarantor

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pursuant to the terms of this Guaranty shall in no event constitute a general assignment for the benefit of the creditors of the Borrower for purposes of the Non-Recourse Carveout Guaranty or any of the other Loan Documents and that the execution and delivery by the Guarantor of this Guaranty and/or the Leasing Costs Guaranty, or the performance of the Guarantor’s obligations hereunder and/or thereunder, shall not constitute a breach of the Loan Documents or give rise to any claim against the Guarantor under the Non-Recourse Carveout Guaranty.
    Notwithstanding anything to the contrary contained herein, and whether or not a Valid Tender has previously been made and the Guarantor has previously been released from the Interest Guaranteed Obligations accruing after a Valid Tender:
(I)    if the Borrower, the Guarantor or any other Affiliate of the Borrower fails to comply with the written agreement and confirmation described in clause (G) above and such failure is not remedied within two (2) Business Days after the Administrative Agent provides written notice of such failure to the Borrower, or
(II)    if the Borrower or the Guarantor fails to comply with:
(x)    Section 5(a) of the Environmental Indemnity in connection with an environmental assessment or audit obtained pursuant to the second sentence of Section 5(a) of the Environmental Indemnity or, if no environmental assessment or audit is obtained pursuant to the second sentence of Section 5(a) of the Environmental Indemnity, then in connection with the first environmental assessment or audit obtained pursuant to clause (iii) of the first sentence of Section 5(a) of the Environmental Indemnity (provided no conveyance of the Mortgaged Property following a Valid Tender, foreclosure or deed in lieu thereof shall have been effected prior thereto and Administrative Agent requests such environmental assessment or audit not later than one hundred and twenty (120) days after the occurrence of the Event of Default referred to in said clause (iii)), or
(y)    Section 9.21 of the Loan Agreement in connection with an appraisal pursuant to clause (a)(ii) of the first sentence of Section 9.21 of the Loan Agreement or, if no appraisal is obtained pursuant to clause (a)(ii) of the first sentence of Section 9.21 of the Loan Agreement, then in connection with the first appraisal obtained pursuant to clause (a)(i) of the first sentence of Section 9.21 of the Loan Agreement (provided no conveyance of the Mortgaged Property following a Valid Tender, foreclosure or deed in lieu thereof shall have been effected prior thereto and Administrative Agent requests such appraisal not later than one hundred and twenty (120) days after the occurrence of the Event of Default referred to in said clause (a)(i)), and, in either case, (i) to the extent such failure is the failure to pay when due the cost of such environmental assessment or audit to the Person performing such environmental assessment or audit or the cost of such appraisal to the Person performing such appraisal, or such failure can be remedied by providing access to the Mortgaged Property or by delivering financial, leasing or other reporting routinely prepared by the Borrower (or on behalf of the Borrower), such failure is not remedied within fourteen (14) days after the Administrative Agent provides written notice of such failure to the Borrower, or (ii) to the extent such failure is not the failure to pay when due the cost of such environmental assessment or audit to the Person performing such environmental assessment or audit or the cost of such appraisal to the Person performing such appraisal, and such failure cannot be remedied by providing access to the Mortgaged Property or by delivering financial, leasing or other reporting routinely prepared by the Borrower (or on behalf of the Borrower), the Borrower fails to commence reasonably diligent efforts to remedy such failure within fourteen (14) days after the Administrative Agent provides written notice of such failure to the Borrower, or having commenced such efforts within such fourteen (14) day period, thereafter fails to use reasonably diligent efforts to remedy such failure,

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then, in each case of (I) and (II) above, the Guarantor shall pay to the Administrative Agent (on behalf of the Lenders) interest accruing on the unpaid principal amount of the Loan at the Default Rate from the date of such failure until such failure is remedied (the “Default Rate Guaranteed Obligations”; the Interest Guaranteed Obligations and the Default Rate Guaranteed Obligations, collectively, the “Guaranteed Obligations”).
2.Financial Covenants
The Guarantor warrants, represents and covenants to the Administrative Agent and the Lenders that: (a) the Guarantor is and shall remain solvent; (b) the financial statements delivered by Guarantor are true and correct in all material respects as of the date of such financial statements; (c) there has been no Material Adverse Change in the financial condition of Guarantor since the date of such most recently delivered financial statements, (d) the Guarantor shall comply with the financial reporting requirements applicable to the Guarantor that are set forth in Section 8.2 of the Loan Agreement, (e) as of the date hereof Guarantor has a Net Worth greater than the Guarantor’s Minimum Net Worth and Liquid Assets greater than Guarantor’s Minimum Liquid Assets, and (f) Guarantor shall at all times maintain a Net Worth of not less than Guarantor’s Minimum Net Worth and Liquid Assets of not less than Guarantor’s Minimum Liquid Assets.
3.Representations and Warranties
The Guarantor represents and warrants to the Administrative Agent that:
a.Power and Authority. The Guarantor has the full power and authority to execute and deliver this Guaranty and to perform its obligations hereunder; the execution, delivery and performance of this Guaranty by the Guarantor has been duly and validly authorized; and all requisite action has been taken by the Guarantor to make this Guaranty valid and binding upon the Guarantor and enforceable in accordance with its terms.
b.Binding Agreement. This Guaranty constitutes the valid and legally binding obligations of the Guarantor and is enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.
c.Litigation. Except as disclosed in Guarantor’s financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Guarantor, threatened, against the Guarantor which if adversely determined would have a Material Adverse Effect.
d.Required Consents. All consents, approvals and authorizations, if any, required for the execution, delivery and performance of this Guaranty have been obtained, and no other consent, authorization or approval of, filing with, notice to, or exemption by, any Governmental Authority or other Person (except for those which have been obtained, made or given) is required to authorize, or is required in connection with the execution, delivery and performance of this Guaranty or is required as a condition to the validity or enforceability of this Guaranty. No provision of any applicable statute, law (including, without limitation, any applicable usury or similar law), rule or regulation of any Governmental Authority prevents the execution, delivery or performance of, or affects the validity of, this Guaranty.
e.No Conflicting Agreement. The Guarantor is not in default under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its properties is bound which, in any case, would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guaranty. The execution, delivery or carrying out of the terms of this Guaranty will not result in the breach of any term or provision of any of the Guarantor’s organizational documents or constitute a default thereunder, or result in the creation or imposition of, or obligation to create, any lien or other encumbrance upon any property of the Guarantor or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement.

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f.Compliance with Applicable Laws. The Guarantor is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which, in any case, would have a material adverse effect on the Guarantor’s ability to perform its obligations under this Guaranty.
4.Reserved
5.Unconditional and Continuing Nature of Guaranty
a.Unconditional Guaranty. The obligations of the Guarantor hereunder are absolute and unconditional, under all circumstances and irrespective of the genuineness, validity, regularity, discharge, release or enforceability of the Loan Documents, or of any instrument evidencing the Loan or of any collateral therefor or of the existence or extent of such collateral or of the obligations of the Guarantor under this Guaranty or any other guaranty relating to the Loan.
b.Modification of Agreements. The Guarantor agrees that the Administrative Agent or any Lender may at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange, release, substitute or surrender any collateral for, renew or extend any of the Loan, or, with the consent of the Borrower, (x) change the amount of the Loan, (y) increase the interest rate on the Loan, or (z) otherwise change the Interest Guaranteed Obligations, and may also make any agreement with the Borrower or with any other party to or person liable on any of the Loan (including, without limitation, the Guaranteed Obligations), or any guarantor of or hypothecator of collateral or other surety for the Loan (including, without limitation, the Guaranteed Obligations) or any interest therein, for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Administrative Agent, the Lender and the Borrower or any such other party or person, without in any way impairing or affecting this Guaranty.
c.Continuing Guaranty. This is a continuing Guaranty and shall remain in full force and effect and be binding upon the Guarantor and the Guarantor’s successors and assigns until released in accordance with subsection (e) below. If any of the present or future Guaranteed Obligations are guaranteed by Persons in addition to the Guarantor, the death, release or discharge in whole or in part, or the bankruptcy, liquidation or dissolution of one or more of them, shall not discharge or affect the Guaranteed Obligations of the Guarantor under this Guaranty. In addition, the death, release or discharge in whole or in part, or the bankruptcy, liquidation or dissolution of any of the Persons comprising the Guarantor shall not discharge or affect the liabilities of any of the other Persons comprising the Guarantor under this Guaranty.
d.Guaranty of Payment. This Guaranty is a guaranty of payment and not of collection, and neither the Administrative Agent nor the Lenders shall be under any obligation to take any action against the Borrower or any other person liable with respect to any of the Guaranteed Obligations or resort to any collateral security securing any of the Guaranteed Obligations or this Guaranty as a condition precedent to the Guarantor being obligated to make payment and perform as agreed herein.
e.Release. Upon the indefeasible repayment in full of the Loan and all other sums due in connection therewith, or to the extent otherwise provided in Section 1 above, the liability of the Guarantor under this Guaranty shall be automatically released.
6.Reinstatement
This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment of all or any part of any payment made under this Guaranty is rescinded or must be restored or returned by the Administrative Agent, any Lender or any Successor Owner or otherwise, whether under any reorganization, bankruptcy, receivership or insolvency proceeding or otherwise; and the Guarantor agrees that it will indemnify the Administrative Agent, the Lenders and any such Successor Owner on demand for all out-of-pocket costs and

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expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent, any of the Lenders or such Successor Owner in connection with such rescission or restoration, including any such out-of-pocket costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar under any bankruptcy, insolvency or similar law.
7.Waivers
The Guarantor hereby waives for the benefit of the Administrative Agent and the Lenders:
a.Waiver of Notice, Presentment. Notice of the acceptance of this Guaranty and of the making of the Loan or extensions of credit or the incurrence of any other obligation by the Borrower pursuant to the Loan Documents, presentment to or demand of payment from anyone whosoever liable upon the Indebtedness or any of the Guaranteed Obligations, protest, notice of presentment, non-payment or protest and notice of any sale of collateral security or any default of any sort.
b.Waiver of Claims. Any rights to claim or interpose any defense, counterclaim or offset of any nature and description which it may have or which may exist between and among the Administrative Agent, any Lender, the Borrower and/or the Guarantor or to seek injunctive relief.
c.Subrogation. Until such time as the Administrative Agent and the Lenders shall have been indefeasibly paid in full all of the Indebtedness, the Guarantor subordinates any rights to be subrogated to the rights of the Administrative Agent and the Lenders with respect to the Guaranteed Obligations and the Guarantor subordinates any right to, and agrees that it will not institute or take any action against the Borrower seeking, contribution, reimbursement or indemnification by the Borrower with respect to any payments made by the Guarantor to the Administrative Agent or the Lenders.
d.WAIVER OF JURY TRIAL.  EACH PARTY HERETO (AND THE ADMINISTRATIVE AGENT AND THE LENDERS BY THEIR ACCEPTANCE OF THIS GUARANTY) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (AND THE ADMINISTRATIVE AGENT AND THE LENDERS BY THEIR ACCEPTANCE OF THIS GUARANTY) (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION .
e.WAIVER OF SPECIAL DAMAGES. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTOR AND (BY THEIR ACCEPTANCE OF THIS GUARANTY) THE ADMINISTRATIVE AGENT AND THE LENDERS AGREES THAT IT SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST THE GUARANTOR AND THE ADMINISTRATIVE AGENT AND THE LENDERS, AS APPLICABLE, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS GUARANTY OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.
f.Other Defenses. Any defense or benefits that may be derived from or afforded by laws which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

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8.Miscellaneous
a.Successors and Assigns. This Guaranty shall bind the undersigned, its legal representatives, successors, and assigns and shall inure to the benefit of the Administrative Agent, the Lenders and their successors, endorsees and assigns.
b.Enforcement of Loan Documents. The obligations of the undersigned are in addition to, and not in diminution of, the obligations of the Borrower and the Guarantor under any other Loan Document. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right, remedy or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise by the Administrative Agent of any right, remedy or power hereunder or under any other Loan Document preclude any other or future exercise thereof or the exercise of any other right, remedy or power.
c.Liabilities Unimpaired. The liability of the Guarantor under this Guaranty shall not be limited or impaired by reason of any amendment, waiver or modification of the provisions of any Loan Document, the release or substitution of any collateral securing the Loan, any transfer of the Project or any part thereof to the Administrative Agent or its nominee, any failure on the part of the Administrative Agent or the Lenders to record or otherwise perfect any lien or security interest in any such collateral, any sale or transfer of the Project or any part thereof or any determination that any Loan Document is illegal or unenforceable
d.Reserved.
e.Guarantor’s Acknowledgements. The Guarantor hereby acknowledges (i) receipt and approval of the Mortgage, the Loan Agreement and each Loan Document referred to therein, and (ii) it has derived or expects to derive a financial or other benefit from each and every obligation incurred by the Borrower to the Administrative Agent and the Lenders under or pursuant to the Mortgage and the other Loan Documents.
f.Assignment. This Guaranty may be assigned by the Administrative Agent on behalf of the Lenders and its benefits shall inure to any such assignee, in each case, as assigned in accordance with the terms of the Loan Agreement.
g.Post Default Interest. The Guarantor agrees that any of the Guaranteed Obligations which are not paid within ten (10) Business Days of the Administrative Agent’s demand shall accrue interest at the Default Rate until paid in full, all such interest being payable to the Administrative Agent for the benefit of the Lenders on demand.
h.Governing Law. This Guaranty and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.
i.Headings Descriptive. Section headings have been inserted in this Guaranty for convenience only and shall not in any way affect the meaning or construction of any provision hereof.
j.Severability. Every provision of this Guaranty is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.
k.Remedies Cumulative. Each and every right, remedy and power granted to the Administrative Agent or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Administrative Agent at any time and from time to time.

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l.Consent to Jurisdiction. The Guarantor hereby irrevocably submits to the jurisdiction of any State of New York or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Guarantor hereby agrees that the Administrative Agent shall have the option in its sole discretion to lay the venue of any such suit, action or proceeding in the courts of the City of New York or the United States of America located in New York, New York and hereby irrevocably waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Guarantor hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it.
m.Entire Agreement. This Guaranty contains the entire agreement and understanding between the Administrative Agent and the Guarantor with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.
n.Amendments. This Guaranty may not be amended except by a writing signed by an authorized officer of the Guarantor and the Administrative Agent in accordance with the requirements of Section 12.2 of the Loan Agreement, and compliance with its terms may not be waived, orally or by course of dealing, without a writing signed by an authorized officer of the party sought to be charged with such waiver.
o.Notices. All notices, requests and demands to or upon the Guarantor or the Administrative Agent shall be in writing and shall be deemed to have been duly given or served for all purposes if delivered or served in accordance the terms of with Section 12.1 of the Loan Agreement.
p.Expenses. If any suit or proceeding is instituted by the Administrative Agent on behalf of itself or the Lenders for the enforcement of any of the provisions of this Guaranty, the Guarantor shall pay to the Administrative Agent within ten (10) Business Days of demand, all out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees and actual disbursements) in connection with such suit or proceeding, and until such expenses are paid, the same shall accrue interest at the Default Rate. The obligations of the Guarantor under this paragraph shall survive any termination of the Guarantor’s other obligations under this Guaranty.
q.Exculpation of Certain Persons. Notwithstanding anything to the contrary contained in this Guaranty, no direct or indirect shareholder, partner, member, principal, Affiliate, employee, officer, trustee, director, agent or other representative of the Guarantor (each, a “Related Party”) shall have any personal liability for, nor be joined as a party to any action with respect to, the payment, performance or discharge of any covenants, obligations or undertakings of the Guarantor under this Guaranty, and by acceptance hereof, the Administrative Agent and the Lenders for themselves and their respective successors and assigns irrevocably waive any and all right to sue for, seek or demand any such damages, money judgment, deficiency judgment or personal judgment against any such Related Party under or by reason of or in connection with this Guaranty. In addition to the foregoing, notwithstanding anything contained in this Guaranty to the contrary, in no event shall the assets of any Related Party (including any distributions made by the Guarantor to its direct or indirect members, partners or shareholders) be available to satisfy any obligation of the Guarantor hereunder. Nothing contained in this paragraph shall diminish any of Borrower’s obligations under any of the Loan Documents.
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IN WITNESS WHEREOF, the Guarantor has duly executed and entered into this Interest Guaranty as of the day and year first above written.
ALEXANDER’S, INC.,
a Delaware corporation

By:    /s/ Alan J. Rice
Name: Alan J. Rice
Title: Secretary
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